UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2007, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing, among other things, that as expected, on May 14, 2007, the Company received an additional deficiency notice from the Staff of the NASDAQ Global Select Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in filing the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Form 10-Q”). NASDAQ Marketplace Rule 4310(c)(14) requires the Company to file with NASDAQ, via EDGAR filing with the Securities and Exchange Commission (the “SEC”), on a timely basis all reports and other documents required to be filed with the SEC. NASDAQ has provided the Company with an opportunity to make a submission by May 21, 2007 specifically addressing the delay in filing the Form 10-Q. The Company intends to timely provide such a submission. Additional information about the delayed filing of the Form 10-Q is included in Item 8.01 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

On May 15, 2007, the Company issued a press release announcing, among other things, that on May 10, 2007, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) called for review and determined to stay the decision of the NASDAQ Listing Qualifications Panel (the “Panel”) dated April 18, 2007 and any future Panel determinations to suspend the Company’s securities from trading pending further action by the Listing Council. Accordingly, the Company’s securities will remain listed on NASDAQ pending further action by the Listing Council. As previously announced, the Panel had required that the Company file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006 by May 10, 2007 as a condition to continued listing on NASDAQ. The Listing Council has now requested that the Company submit any additional information that it wishes the Listing Council consider regarding the continued listing of the Company’s securities on NASDAQ by June 29, 2007. The Company intends to provide additional information to the Listing Council by such date. There can be no assurance that the Listing Council will determine to continue the listing of the Company’s securities on NASDAQ or that the Company will be able to satisfy any conditions to continued listing set forth by the Listing Council. In the event that the Company is unable to satisfy any such conditions, or if the Listing Council so determines following its review, the Company’s securities will be delisted from NASDAQ.

The Company also announced in the above-described press release that on May 11, 2007, the Company submitted to the SEC a Notification of Late Filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934 related to the Form 10-Q. As previously disclosed, a Special Committee of the Board of Directors has conducted a review of the Company’s historical stock option grant practices and related accounting and the Company anticipates that this review will result in the restatement of certain of its historical financial statements (the “Restatement”). The Company is also currently evaluating the impact of the Restatement on its report on internal control over financial reporting, which may result in the determination that a material weakness exists. The Company is in the process of completing the Restatement, and such efforts have impacted the Company’s ability to complete and file the Form 10-Q in a timely manner. The Company expects to complete the Restatement and file the Form 10-Q, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2006 (collectively, the “Reports”) in May 2007. There can be no assurance that the Company will be able to complete the Restatement and file the Reports with the SEC in May 2007.

A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

By:	/s/ MICHAEL SHAHBAZIAN
Michael Shahbazian
Chief Financial Officer

Date: May 15, 2007